Exhibit 13(a)

CERTIFICATION OF NAMAL NAWANA AND GRAHAM BAKER

906 CERTIFICATION

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2018 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Namal Nawana, the Chief Executive Officer and Graham Baker, the Chief Financial Officer of Smith & Nephew plc, each certifies that, to the best of their knowledge:

1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Smith & Nephew plc.

Date: March 4, 2019

By:	/s/ Namal Nawana
Name:	Mr Namal Nawana
Title:	Chief Executive Officer

By:	/s/ Graham Baker
Name:	Mr Graham Baker
Title:	Chief Financial Officer